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                                                                   Exhibit 10.35


                             AMENDMENT NO. 2 TO THE
                            TRANSAMERICA CORPORATION
                        1996 STOCK OPTION AND AWARD PLAN

                  TRANSAMERICA CORPORATION, having adopted the Transamerica Corporation 1996 Stock Option and Award Plan (the "Plan") effective as of December 16, 1996, and having amended the Plan on one prior occasion, hereby amends the Plan, effective as of January 2, 1998, as follows:

          1. The Plan is hereby amended by adding a new Section 2.12 as follows with all subsequent Sections renumbered accordingly:

                           2.12 "Early Retirement" means a Termination of Employment by reason of the Employee's early retirement at or after his or her "Early Retirement Date" under the Retirement Plan for Salaried U.S. Employees of Transamerica Corporation and Affiliates (or any successor thereto).

          2. The Plan is hereby amended by adding a new Section 2.18 as follows with subsequent Sections renumbered accordingly:

                           2.18 "Normal Retirement" means a Termination of Employment by reason of the Employee's retirement at or after his or her "Normal Retirement Date" under the Retirement Plan for Salaried U.S. Employees of Transamerica Corporation and Affiliates (or any successor thereto).

          3.  The Plan is hereby amended by deleting  Section 2.24 (defining the
              term,    "Retirement")   with   subsequent   Sections   renumbered
              accordingly.

          4. Section 2.26 (defining the term, "Stock Appreciation Right" or "SAR") is hereby amended by adding the phrase, "Early Retirement or Normal" before the word, "Retirement".

          5. Section 3.4 is hereby amended by adding the phrase, "Early Retirement or Normal" before the word, "Retirement".

          6. The first sentence of Section 4.3 is hereby amended by replacing the phrase, "and the number, class, and price of Shares subject to outstanding Awards," with the phrase, "and the number, class, vesting price and Exercise Price of Shares subject to outstanding Awards,".

          7.  Section 5.3 is hereby amended in its entirety to read as follows:

                           5.3 Exercise Price. Except as provided in subparagraphs (a) and (b) of this Section 5.3, the Exercise Price of each Option shall be determined by the Committee in its discretion; provided, however, that such Price shall not be less than 100% of the Fair Market Value of a Share on the Grant Date. Notwithstanding the preceding sentence, in the event that the Corporation or an Affiliate consummates a transaction described in section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees on account of such transaction may be granted Options in substitution for options granted by their former employer, in which case the Committee, in its sole discretion and consistent with section 424(a) of the Code, shall determine the exercise price of such substitute Options.

                           (a) Options with an Exercise Price of $125 per Share,
                  or, if greater, the Fair Market Value per Share on the Grant Date, for 100% of the Shares covered by the Option may be granted to any Employee designated by the Committee.

                           (b) Options with an Exercise  Price of $150 per Share
                  for 100% of the Shares covered by the Option shall be granted to any designated Employee.


         8. Section 5.4.1 is hereby amended in its entirety as follows:

                           5.4.1 Each Option  shall  terminate no later than the
                  first to occur of the following events:

                                    (a)  The date for termination of the Option
                  set forth in the related Award Agreement; or

                                    (b) The expiration of twelve (12) years from
                  the Grant Date (10 years in the case of an Option described in Section 5.3(a) or (b)); or

                                    (c)  Except as  provided  in  5.4.1(f),  the
                  expiration of three (3) months from the Participant's Termination of Employment for a reason other than his or her death, Disability, Early or Normal Retirement; or

                                    (d) The  expiration  of three (3) years from
                  the date of the Participant's Termination of Employment by reason of Disability; or

                                    (e) The  expiration  of five (5) years  from
                  the date of the Participant's Early or Normal Retirement; or

                                    (f) The  expiration of one (1) year from the
                  date of the Participant's Termination of Employment if the Participant's Termination of Employment occurs within one (1) year after a Change of Control for a reason other than his or her death, Disability, Early or Normal Retirement; or

                                    (g) In the case of an  Option  described  in
                  Section 5.3(b) which has not been exercised, the date on which the Option no longer may become exercisable (due to the failure of the conditions of Section 5.5.2(a) and (b) to be met).

                           In  addition,   an  Option  (or  applicable   portion
                  thereof) with respect to which a related tandem SAR has been granted shall terminate upon exercise of the related SAR.

          9. Section 5.4.2 is hereby amended by replacing the phrase, "or within the three-month, three-year, five-year or one-year period referred to in Section 5.4.1(c), (d), (e) or (f) (whichever is applicable)" with the phrase, "prior to the expiration of his or her Option in accordance with Section 5.4.1".

         10.  Section 5.5 is hereby amended in its entirety to read as follows:

                           5.5 Exercisability of Options.  Except as provided in
                  subsections 5.5.1, 5.5.2, 5.5.3 and 5.5.4 of this Section 5.5, Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of such Option (or any portion thereof).

                           5.5.1   Exercisability   of  $125   Options.
                  Subject to Section 5.5.3, each Option described in Section 5.3(a) shall become exercisable as to 33-1/3% of the Shares covered by the Option on the third anniversary of the Grant Date, as to an additional 33-1/3% of such Shares on the fourth anniversary of the Grant Date, and as to the remaining Shares on the fifth anniversary of the Grant Date, provided in each case that the Participant remains an Employee on the applicable anniversary (except to the extent provided in Section 5.5.4).

                           5.5.2  Exercisability of $150 Options.  Each
                  Option described in Section 5.3(b) shall become exercisable as to 100% of the Shares covered by the Option on the first date on which both of the following conditions shall have occurred, provided that the Participant remains an Employee on such date (except to the extent provided in Section 5.5.4).

                                    (a) the tenth trading day (occurring  within
                  a period of 30 consecutive trading days) on which the Fair Market Value of a Share is at least $150, provided that such tenth trading day occurs within five years of the Grant Date, and

                                    (b)  the  Corporation's   total  stockholder
                  return (as determined by the Committee in its sole discretion) is at or above the median level of stockholder return for a subset of the Standard & Poor's 500 Financial Index during the period from the Grant Date to the tenth trading day referred to in Section 5.5.2(a) and any days thereafter until such median level is attained or, if such period is not at least one year, during the period from such date prior to the Grant Date as will result in a period of at least one year ending on the tenth trading day referred to in Section 5.5.2(a) and any days thereafter until such median level is attained.

                            5.5.3  Special  Rule for Change of  Control.
                  Notwithstanding the foregoing, if a Change of Control occurs prior to the Participant's Termination of Employment, the right to exercise 100% of the Shares subject to an Option (other than an Option referred to in Section 5.3(b)), shall accrue on the date that the Change of Control occurs.

                            5.5.4  Special  Rules  for  Early or  Normal
                  Retirement, Disability or Death. Notwithstanding the foregoing, with respect to an Option referred to in Section 5.3(a) or (b), if a Participant incurs a Termination of Employment on account of Early Retirement, Normal Retirement, Disability or death, then subject to Section 5.4 (regarding the expiration and maximum term of Options), the right to exercise a portion of his or her Shares shall accrue on the date that such right otherwise would have accrued. The Committee shall determine such portion on a pro-rata basis, based on the time elapsed from the Grant Date to the date of Normal Retirement, Disability or death and the vesting date.

         11. Section 6.4 is hereby amended in its entirety to read as follows:

                           6.4 Expiration of SARs. Each SAR shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the applicable Award Agreement. Notwithstanding the foregoing, (a) the rules of Section 5.4 (regarding the expiration and maximum term of Options) also shall apply to SARs, and (b) each SAR shall terminate no later than the last day of the period 60 consecutive days which begins on the date of a Change of Control.



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                  IN  WITNESS  WHEREOF,  Transamerica  Corporation,  by its duly authorized Chairman of its Management Development and Compensation Committee, and by its duly authorized officer, has executed this Amendment No. 2 on the date(s) indicated below.

                                           TRANSAMERICA CORPORATION


Date:    ______________, 1997               By _________________________________
                                               Peter V. Ueberroth,
                                               Chairman, Management, Development
                                               and Compensation Committee



Date:    ______________, 1997               And By _____________________________
                                                              Title: